Exhibit 99.1

NFP to be Acquired by Madison Dearborn Partners for $25.35 per Share in Cash

Equity Value of Transaction is Approximately $1.3 Billion

Substantial Value for Shareholders;

A Strong Financial Partner to Support NFP’s Evolution and Growth

NEW YORK, NY – April 15, 2013 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today announced that it has entered into a definitive agreement with Madison Dearborn Partners, LLC, a private equity investment firm, under which a controlled affiliate of Madison Dearborn will acquire NFP.

Under the terms of the agreement, NFP shareholders will receive $25.35 in cash for each share of NFP common stock they own, in a transaction with an equity value of approximately $1.3 billion, which includes the full value of the Company’s convertible debt. The purchase price represents a premium of approximately 26 percent over NFP’s closing share price of $20.05 on March 12, 2013, the last day of trading prior to press reports that NFP was considering a possible sale of the Company.

As previously disclosed, as a result of interest it had received from private equity firms, NFP’s Board of Directors formed a special committee of independent directors to explore a possible sale of the Company. After a thorough and rigorous process, and with the assistance of its legal and financial advisors, the special committee negotiated and recommended this transaction with Madison Dearborn to the full Board. The transaction was unanimously approved by the Board.

“This compelling transaction provides shareholders with substantial value, and is a successful outcome of the thorough process undertaken by our Board,” said Jessica M. Bibliowicz, chairman and chief executive officer of NFP. “This agreement also provides significant opportunities for our clients and employees by partnering with an extremely well-respected firm with proven expertise in the financial services sector. NFP has a solid foundation, and we are confident the Company will thrive as a private enterprise in this next chapter of its evolution.”

“Madison Dearborn’s interest in NFP is a clear endorsement of the quality and success of our business, the value of our client-centric culture, and the hard work and dedication of our people. We are confident that partnering with this world-class investor will help us continue to execute on our long-term One NFP strategy and grow the business,” said Douglas W. Hammond, president and chief operating officer of NFP. As previously disclosed, the Board expects to appoint Mr. Hammond chief executive officer of NFP when Ms. Bibliowicz steps down from that role in May.

“We are pleased to have this opportunity to invest in NFP and help the Company advance its strategy,” said Vahe Dombalagian, a managing director at Madison Dearborn. “We look forward to working closely with the Company’s leadership team as it continues to build a strong diversified business. We fully support NFP’s focus on providing high-quality and value-added services to all of its clients, including corporations, through a more unified brand across its business segments.”

Madison Dearborn has obtained debt financing commitments from Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., and UBS Securities LLC, the proceeds of which will be used to fund the transactions contemplated by the agreement and to pay related fees and expenses. Pursuant to an equity commitment letter, controlled affiliates of Madison Dearborn have committed to provide a cash investment on the terms and subject to the conditions set forth in the letter.

The transaction, which is subject to the approval of holders of a majority of the outstanding shares of NFP common stock and other customary closing conditions, is expected to close in the third quarter.

BofA Merrill Lynch served as financial advisor to the Board and the special committee, while Cleary Gottlieb Steen & Hamilton LLP was their legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to the Company. UBS Securities LLC served as financial advisor to Madison Dearborn, while Ropes & Gray LLP served as its legal advisor.

About NFP

National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term. NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments. The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance. The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services. The Advisor Services Group serves independent financial advisors by offering broker/dealer and asset management products and services. Most recently NFP was ranked eighth on Business Insurance’s 100 Largest Brokers of U.S. Business; second on Business Insurance’s Largest Agents and Brokers Headquartered in the U.S. Northeast; and as the ninth Top Global Insurance Broker by Best’s Review; it operates the third largest executive benefits provider of nonqualified deferred compensation plans by total clients as ranked by PlanSponsor; operates a top 10 independent broker/dealer as ranked by Investment Advisor; and has three advisors ranked in Barron’s Top 100 Independent Financial Advisors. NFP is also a leading independent life insurance distributor according to many top-tier carriers. For more information, visit www.nfp.com.

About Madison Dearborn Partners

Madison Dearborn Partners, based in Chicago, is one of the most experienced and successful private equity investment firms in the United States. Since Madison Dearborn’s formation in 1992, the firm has raised six funds with aggregate capital of over $18 billion and has completed approximately 125 investments. Madison Dearborn invests in businesses across a broad spectrum of industries, including financial and transaction services; basic industries; business and government services; consumer; health care; and telecom, media and technology services. Its noteworthy investments include CapitalSource, Nuveen Investments, PayPal, TransUnion, and EVO Payments. For more information, please visit www.mdcp.com.

Forward-Looking Statements

This release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the acquisition may not be consummated in a timely manner, if at all; (2) the definitive acquisition agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management’s attention from the Company’s ongoing business operations; (4) the failure of Madison Dearborn to obtain the necessary financing to complete the acquisition; (5) the effect of the announcement of the acquisition on the Company’s business relationships, operating results and business generally; and (6) the failure to obtain the requisite approvals to the acquisition, such as shareholder approval or the approval of FINRA with respect to the indirect change in ownership of the Company’s broker-dealer subsidiaries.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013, and its subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information

In connection with the merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The definitive proxy statement in connection with the proposed merger will be mailed to the shareholders of the Company. The preliminary proxy statement, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the Company’s web site, www.nfp.com, or by contacting Investor Relations by phone at 212-301-4000, by email at ir@nfp.com or by mail at 340 Madison Avenue, 20th Floor, New York, New York 10173.

Certain Information Regarding Participants

The Company and its executive officers, directors and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the executive officers and directors of the Company and their ownership of NFP common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders that was filed with the SEC on April 9, 2012. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the preliminary proxy statement, the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

Contacts for NFP:

Abbe F. Goldstein, CFA

SVP, Investor Relations & Corporate Communications

NFP

Investor Relations	Media Relations
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

Denise DesChenes/Lesley Bogdanow/Emily Deissler

Sard Verbinnen & Co

212-687-8080

Contact for Madison Dearborn:

Chuck Dohrenwend

The Abernathy MacGregor Group

212-371-5999